Exhibit 99.1

For:	Immediate Release	Contact:	Andrea Short
	January 24, 2019		574-235-2000

1st Source Corporation Reports Record Earnings for the Full Year and Fourth Quarter 2018,
History of Increased Dividends Continues: up 23% from Fourth Quarter 2017
FULL YEAR AND QUARTERLY HIGHLIGHTS

•	Net income improved to $82.41 million for the year of 2018, up 21.11% from 2017 and improved to $21.45 million for the fourth quarter of 2018, up 19.18% over the fourth quarter of 2017.

•
Diluted net income per common share improved to $3.16 for the year of 2018, up 21.54% from 2017 and improved to $0.82 for the fourth quarter of 2018, up 18.84% from the prior year’s fourth quarter of $0.69.

•
Return on average assets increased to 1.34% and return on average common shareholders’ equity increased to 11.09% for the full year of 2018 from 1.21% and 9.69%, respectively in 2017. For the fourth quarter of 2018, return on average assets increased to 1.36% and return on average common shareholders’ equity increased to 11.22% from 1.23% and 9.93%, respectively in the fourth quarter of 2017.

•
Net charge-offs of $13.88 million for the full year of 2018 compared to $2.64 million in 2017 and $2.53 million in the fourth quarter of 2018 compared to $2.11 million in the fourth quarter of 2017. Nonperforming assets to loans and leases of 0.71% at December 31, 2018 compared to 0.67% at December 31, 2017.

•	Average loans and leases grew $421.88 million in the full year of 2018, up 9.74% from 2017 and for the quarter, grew $389.20 million, up 8.75% from the fourth quarter of 2017.

•	Average deposits grew $470.42 million in the full year of 2018, up 10.47% from 2017 and for the quarter, grew $401.80 million, up 8.57% from the fourth quarter of 2017.

•	Net interest income increased $28.28 million in the full year of 2018, up 15.23% from 2017 and for the quarter, increased $7.03 million, up 14.40% from the fourth quarter of 2017.

•
Noninterest income decreased $1.66 million in the full year of 2018, or 1.68% from 2017 and for the quarter, decreased $1.51 million, or 5.89% from the fourth quarter of 2017 (decreased 3.66% for the year and 7.33% for the quarter excluding leased equipment depreciation).

•
Noninterest expenses increased $12.47 million in the full year of 2018 or 7.17% from 2017 and for the quarter, increased $0.38 million or 0.80% from the fourth quarter of 2017 (increased 7.69% for the year and 1.22% for the quarter excluding leased equipment depreciation).

South Bend, IN — 1st Source Corporation (NASDAQ: SRCE), parent company of 1st Source Bank, today reported a record high net income of $82.41 million for the year of 2018, an improvement of 21.11% compared to $68.05 million earned in 2017. Fourth quarter net income was $21.45 million, an increase of 19.18% compared to $17.99 million earned in the fourth quarter of 2017. Income before taxes for the year of 2018 was $105.03 million, growing 3.62% compared to $101.36 million earned in 2017 and $27.61 million for the fourth quarter of 2018, an improvement of 17.24% compared to $23.55 million for the same period in 2017. The annual pretax income comparison was positively impacted by increased net interest income of $28.28 million primarily due to rising lending rates and higher average loan and lease balances. These positives were offset by a $10.48 million increase in the provision for loan and lease losses to support loan and lease growth along with higher charge-offs and a $12.47 million rise in noninterest expense. Non-recurring 2018 costs were approximately $3.68 million.

Diluted net income per common share for the year was a record high at $3.16, up from the $2.60 earned a year earlier. Diluted net income per common share for the fourth quarter was $0.82, up from the $0.69 earned in the fourth quarter of the previous year.
At its January 2019 meeting, the Board of Directors approved a cash dividend of $0.27 per common share, up 22.73% from the $0.22 per common share declared a year ago. The cash dividend is payable to shareholders of record on February 4, 2019 and will be paid on February 14, 2019.
According to Christopher J. Murphy III, Chairman, “1st Source Corporation had back-to-back record years in 2018 and 2017! Also, 2018 was our 31st consecutive year of dividend growth. Reflecting the strong economy on both a national and local level, average loans and leases were up a solid 8.75% for the quarter compared to the same period a year ago. Average deposits had strong growth of 8.57% from this time last year. The net interest margin continued to improve with the rising interest rate environment.
“Credit quality was moderate with net charge-offs of $2.53 million in the fourth quarter of 2018. The majority of the charge-offs occurred in the Auto and Light Truck and Aircraft portfolios and were somewhat offset by a recovery in the Aircraft portfolio.
“In the final quarter of 2018, 1st Source’s commitment to helping our clients achieve security, build wealth, and realize their dreams using straight talk and sound advice, along with our acclaimed personal service, convenient branches and highly rated on-line and mobile services, attracted many new clients who were frustrated by the disruption and lack of transparency in their previous banking situation. We welcomed our new clients to the Bank and appreciate the opportunity to prove to them that we are the bank on which they can rely.
“Additionally, we are pleased with the success of our sustainability efforts in the financing of solar installations across the country and in testing them at our own locations. We are also pleased to be able to help the many organizations across our region serving our clients and neighbors. We provide financial and volunteer support helping assure a strong social safety net, good health care, and promising education in the markets we serve.” Mr. Murphy concluded.

FULL YEAR AND FOURTH QUARTER 2018 FINANCIAL RESULTS
Loans
Annual average loans and leases of $4.76 billion increased $421.88 million, up 9.74% from the full year 2017. Quarterly average loans and leases of $4.84 billion increased $389.20 million, up 8.75% in the fourth quarter of 2018 from the year ago quarter and have increased $13.56 million from the third quarter.
Deposits
Annual average deposits for 2018 were $4.96 billion, an increase of $470.42 million, up 10.47% from 2017. Quarterly average deposits of $5.09 billion grew $401.80 million, up 8.57% for the quarter ended December 31, 2018 compared to the year ago quarter and have remained relatively flat compared to the third quarter.

Net Interest Income and Net Interest Margin
For the twelve months of 2018, tax-equivalent net interest income was $214.71 million, an increase of $27.28 million, up 14.56% compared to the full year 2017. Fourth quarter 2018 tax-equivalent net interest income of $56.03 million increased $6.79 million, up 13.78% from the fourth quarter a year ago and increased $1.48 million, up 2.70% from the third quarter.
Net interest margin for the year ending December 31, 2018 was 3.71%, an increase of 17 basis points from the 3.54% for the year ending December 31, 2017. Net interest margin on a tax-equivalent basis for the year ending December 31, 2018 was 3.73%, an increase of 16 basis points from the 3.57% for the year ending December 31, 2017.
Fourth quarter 2018 net interest margin was 3.77%, an improvement of 20 basis points from the 3.57% for the same period in 2017 and an increase of 8 basis points from the third quarter. Fourth quarter 2018 net interest margin on a fully tax-equivalent basis was 3.78%, an increase of 17 basis points from the 3.61% for the same period in 2017 and an increase of 7 basis points from the 3.71% in the third quarter. The improved yield during the quarter was positively impacted by 2 basis points due to net interest recoveries of $0.31 million in the fourth quarter of 2018 vs. net interest recoveries of $0.09 million during the fourth quarter of 2017.
Noninterest Income
Noninterest income for the twelve months ended December 31, 2018 was $97.05 million, down $1.66 million or 1.68% compared to the twelve months ended December 31, 2017. Fourth quarter 2018 noninterest income of $24.16 million decreased $1.51 million, or 5.89% from the fourth quarter a year ago and was relatively flat from the third quarter.
Noninterest income during the three and twelve months ended December 31, 2018 was lower compared to a year ago mainly due to reduced gains on the sale of available-for-sale equity securities. Other factors include decreased mortgage banking income, and lower customer swap fees offset by higher equipment rental income resulting from an increase in the average lease portfolio, improved debit card income due to growth in those transactions, partnership gains, and improved insurance commissions due to new business.
Noninterest Expense
Noninterest expense for the twelve months ended December 31, 2018 was $186.47 million, an increase of $12.47 million, or 7.17% compared to the same period a year ago. Fourth quarter 2018 noninterest expense of $47.69 million was relatively flat from the fourth quarter a year ago and from the prior quarter. Excluding depreciation on leased equipment, noninterest expenses were up 1.22% and 7.69% for the fourth quarter and twelve months ended December 31, 2018, respectively.

The increase in noninterest expense for 2018 from 2017 was primarily due to higher salaries as a result of normal merit increases, higher incentive compensation, and a slight increase in full-time equivalent employees, increased group insurance costs, a rise in furniture, equipment, and technology costs due to increased software maintenance and computer processing charges, higher depreciation on leased equipment due to growth in the average lease portfolio and higher loan and lease collection expenses offset by lower charitable contributions. In addition, non-recurring 2018 costs were approximately $3.68 million due to consulting fees of $1.82 million for a customer relationship management project, a regulatory compliance project, and information technology projects, repossessed asset valuation adjustments of $1.56 million, and trust losses of $0.30 million.
Credit
The reserve for loan and lease losses as of December 31, 2018 was 2.08% of total loans and leases compared to 2.04% at September 30, 2018 and 2.10% at December 31, 2017. Net charge-offs that have been recorded for the full year of 2018 were $13.88 million compared to net charge-offs of $2.64 million in 2017. The majority of the 2018 charge-offs was related to one relationship within the aircraft portfolio. Overall, Aircraft accounted for 70% and Auto and Light Truck accounted for 23% of total net charge-offs for the year. Net charge-offs of $2.53 million were recorded for the fourth quarter of 2018 compared with net charge-offs of $2.11 million in the same quarter a year ago and down from the $10.86 million of net charge-offs in the third quarter. The Auto and Light Truck division recognized net charge-offs of $2.48 million in the fourth quarter with the majority from one relationship. Aircraft recorded charge-offs of $1.79 million offset by recoveries of $2.45 million.
The provision for loan and lease losses was $19.46 million for the twelve months ended December 31, 2018 and $4.70 million for the fourth quarter of 2018, an increase of $10.48 million and $1.08 million, respectively, compared with the same periods in 2017. The ratio of nonperforming assets to loans and leases was 0.71% as of December 31, 2018, compared to 1.00% on September 30, 2018 and 0.67% on December 31, 2017.
Capital
As of December 31, 2018, the common equity-to-assets ratio was 12.11%, compared to 11.92% at September 30, 2018 and 12.20% a year ago. The tangible common equity-to-tangible assets ratio was 10.92% at December 31, 2018 and 10.73% at September 30, 2018 compared to 10.94% a year earlier. The Common Equity Tier 1 ratio, calculated under banking regulatory guidelines, was 12.38% at December 31, 2018 and September 30, 2018 compared to 12.35% a year ago.
ABOUT 1ST SOURCE CORPORATION
1st Source common stock is traded on the NASDAQ Global Select Market under “SRCE” and appears in the National Market System tables in many daily newspapers under the code name “1st Src.” Since 1863, 1st Source has been committed to the success of its clients, individuals, businesses and the communities it serves. For more information, visit www.1stsource.com.

1st Source serves the northern half of Indiana and southwest Michigan and is the largest locally controlled financial institution headquartered in the area. While delivering a comprehensive range of consumer and commercial banking services through its community bank offices, 1st Source has distinguished itself with highly personalized services. 1st Source Bank also competes for business nationally by offering specialized financing services for new and used private and cargo aircraft, automobiles for leasing and rental agencies, medium and heavy duty trucks, and construction equipment. The Corporation includes 80 banking centers, 20 1st Source Bank Specialty Finance Group locations nationwide, eight Wealth Advisory Services locations and ten 1st Source Insurance offices.
FORWARD LOOKING STATEMENTS
Except for historical information contained herein, the matters discussed in this document express “forward-looking statements.” Generally, the words “believe,” “contemplate,” “seek,” “plan,” “possible,” “assume,” “expect,” “intend,” “targeted,” “continue,” “remain,” “estimate,” “anticipate,” “project,” “will,” “should,” “indicate,” “would,” “may” and similar expressions indicate forward-looking statements. Those statements, including statements, projections, estimates or assumptions concerning future events or performance, and other statements that are other than statements of historical fact, are subject to material risks and uncertainties. 1st Source cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made.
1st Source may make other written or oral forward-looking statements from time to time. Readers are advised that various important factors could cause 1st Source’s actual results or circumstances for future periods to differ materially from those anticipated or projected in such forward-looking statements. Such factors, among others, include changes in laws, regulations or accounting principles generally accepted in the United States; 1st Source’s competitive position within its markets served; increasing consolidation within the banking industry; unforeseen changes in interest rates; unforeseen downturns in the local, regional or national economies or in the industries in which 1st Source has credit concentrations; and other risks discussed in 1st Source’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, which filings are available from the SEC. 1st Source undertakes no obligation to publicly update or revise any forward-looking statements.
NON-GAAP FINANCIAL MEASURES
The accounting and reporting policies of 1st Source conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP performance measures are used by management to evaluate and measure the Company’s performance. Although these non-GAAP financial measures are frequently used by investors to evaluate a financial institution, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. These include taxable-equivalent net interest income (including its individual components), net interest margin (including its individual components), the efficiency ratio, tangible common equity-to-tangible assets ratio and tangible book value per common share. Management believes that these measures provide users of the Company’s financial information a more meaningful view of the performance of the interest-earning assets and interest-bearing liabilities and of the Company’s operating efficiency. Other financial holding companies may define or calculate these measures differently.

Management reviews yields on certain asset categories and the net interest margin of the Company and its banking subsidiaries on a fully taxable-equivalent (“FTE”) basis. In this non-GAAP presentation, net interest income is adjusted to reflect tax-exempt interest income on an equivalent before-tax basis. This measure ensures comparability of net interest income arising from both taxable and tax-exempt sources. Net interest income on a FTE basis is also used in the calculation of the Company’s efficiency ratio. The efficiency ratio, which is calculated by dividing non-interest expense by total taxable-equivalent net revenue (less securities gains or losses and lease depreciation), measures how much it costs to produce one dollar of revenue. Securities gains or losses and lease depreciation are excluded from this calculation to better match revenue from daily operations to operational expenses. Management considers the tangible common equity-to-tangible assets ratio and tangible book value per common share as useful measurements of the Company’s equity.
See the table marked “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of certain non-GAAP financial measures used by the Company with their most closely related GAAP measures.
# # #
(charts attached)

1st SOURCE CORPORATION
4th QUARTER 2018 FINANCIAL HIGHLIGHTS
(Unaudited - Dollars in thousands, except per share data)
	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2018	2018	2017	2018	2017
AVERAGE BALANCES
Assets	$6,270,544	$6,224,187	$5,818,837	$6,151,439	$5,638,322
Earning assets	5,873,476	5,839,588	5,418,305	5,761,761	5,251,094
Investments	976,856	964,281	884,209	951,812	854,879
Loans and leases	4,835,995	4,822,431	4,446,794	4,755,256	4,333,375
Deposits	5,087,948	5,091,221	4,686,145	4,963,663	4,493,247
Interest bearing liabilities	4,304,067	4,323,467	3,985,709	4,288,617	3,889,169
Common shareholders’ equity	758,450	751,248	719,058	743,173	702,419
Total equity	759,220	751,248	719,058	743,367	702,419
INCOME STATEMENT DATA
Net interest income	$55,843	$54,362	$48,814	$213,906	$185,631
Net interest income - FTE(1)	56,034	54,559	49,249	214,709	187,426
Provision for loan and lease losses	4,702	6,157	3,622	19,462	8,980
Noninterest income	24,160	24,060	25,671	97,050	98,706
Noninterest expense	47,691	47,342	47,313	186,467	173,997
Net income	21,446	19,888	17,994	82,414	68,051
Net income available to common shareholders	21,446	19,888	17,994	82,414	68,051
PER SHARE DATA
Basic net income per common share	$0.82	$0.76	$0.69	$3.16	$2.60
Diluted net income per common share	0.82	0.76	0.69	3.16	2.60
Common cash dividends declared	0.25	0.25	0.20	0.96	0.76
Book value per common share(2)	29.56	28.90	27.70	29.56	27.70
Tangible book value per common share(1)	26.30	25.66	24.47	26.30	24.47
Market value - High	54.30	59.33	53.29	59.33	53.29
Market value - Low	38.44	50.34	47.16	38.44	42.15
Basic weighted average common shares outstanding	25,876,687	25,965,694	25,936,508	25,937,599	25,925,820
Diluted weighted average common shares outstanding	25,876,687	25,965,694	25,936,508	25,937,599	25,925,820
KEY RATIOS
Return on average assets	1.36%	1.27%	1.23%	1.34%	1.21%
Return on average common shareholders’ equity	11.22	10.50	9.93	11.09	9.69
Average common shareholders’ equity to average assets	12.10	12.07	12.36	12.08	12.46
End of period tangible common equity to tangible assets(1)	10.92	10.73	10.94	10.92	10.94
Risk-based capital - Common Equity Tier 1(3)	12.38	12.38	12.35	12.38	12.35
Risk-based capital - Tier 1(3)	13.42	13.41	13.44	13.42	13.44
Risk-based capital - Total(3)	14.68	14.66	14.70	14.68	14.70
Net interest margin	3.77	3.69	3.57	3.71	3.54
Net interest margin - FTE(1)	3.78	3.71	3.61	3.73	3.57
Efficiency ratio: expense to revenue	59.61	60.37	63.52	59.97	61.19
Efficiency ratio: expense to revenue - adjusted(1)	55.90	56.71	60.09	56.18	57.66
Net charge offs to average loans and leases	0.21	0.89	0.19	0.29	0.06
Loan and lease loss reserve to loans and leases	2.08	2.04	2.10	2.08	2.10
Nonperforming assets to loans and leases	0.71	1.00	0.67	0.71	0.67

	December 31,	September 30,	June 30,	March 31,	December 31,
	2018	2018	2018	2018	2017
END OF PERIOD BALANCES
Assets	$6,293,745	$6,293,169	$6,320,058	$6,051,463	$5,887,284
Loans and leases	4,835,464	4,825,553	4,839,823	4,691,097	4,527,678
Deposits	5,122,322	5,061,977	5,108,439	4,781,325	4,752,730
Reserve for loan and lease losses	100,469	98,300	103,007	98,331	94,883
Goodwill and intangible assets	83,998	84,097	84,104	84,124	83,742
Common shareholders’ equity	762,082	750,437	740,277	725,609	718,537
Total equity	763,590	750,437	740,277	725,609	718,537
ASSET QUALITY
Loans and leases past due 90 days or more	$366	$125	$263	$123	$459
Nonaccrual loans and leases	27,859	36,028	34,582	25,360	19,405
Other real estate	299	432	133	1,184	1,312
Repossessions	6,666	13,041	9,389	9,432	10,114
Equipment owned under operating leases	126	48	—	2	9
Total nonperforming assets	$35,316	$49,674	$44,367	$36,101	$31,299
(1) See “Reconciliation of Non-GAAP Financial Measures” for more information on this performance measure/ratio.
(2) Calculated as common shareholders’ equity divided by common shares outstanding at the end of the period.
(3) Calculated under banking regulatory guidelines.

1st SOURCE CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Unaudited - Dollars in thousands)
	December 31,	September 30,	June 30,	December 31,
	2018	2018	2018	2017
ASSETS
Cash and due from banks	$94,907	$68,362	$71,102	$73,635
Federal funds sold and interest bearing deposits with other banks	4,172	45,514	73,358	4,398
Investment securities available-for-sale	990,129	972,172	968,349	904,033
Other investments	28,404	28,159	28,159	25,953
Mortgages held for sale	11,290	11,149	8,235	13,123
Loans and leases, net of unearned discount:
Commercial and agricultural	1,073,205	1,062,907	1,047,705	929,997
Auto and light truck	559,987	562,546	580,045	496,816
Medium and heavy duty truck	283,544	271,601	276,273	296,935
Aircraft	803,111	836,458	863,496	844,657
Construction equipment	645,239	654,605	642,634	563,437
Commercial real estate	809,886	781,093	769,659	741,568
Residential real estate and home equity	523,855	523,391	524,112	526,122
Consumer	136,637	132,952	135,899	128,146
Total loans and leases	4,835,464	4,825,553	4,839,823	4,527,678
Reserve for loan and lease losses	(100,469)	(98,300)	(103,007)	(94,883)
Net loans and leases	4,734,995	4,727,253	4,736,816	4,432,795
Equipment owned under operating leases, net	134,440	137,492	143,024	139,581
Net premises and equipment	52,139	53,479	53,363	54,612
Goodwill and intangible assets	83,998	84,097	84,104	83,742
Accrued income and other assets	159,271	165,492	153,548	155,412
Total assets	$6,293,745	$6,293,169	$6,320,058	$5,887,284

LIABILITIES
Deposits:
Noninterest bearing demand	$1,217,120	$1,151,573	$1,106,495	$1,064,271
Interest-bearing deposits:
Interest-bearing demand	1,614,959	1,606,462	1,651,533	1,554,898
Savings	822,477	822,246	843,558	863,588
Time	1,467,766	1,481,696	1,506,853	1,269,973
Total interest-bearing deposits	3,905,202	3,910,404	4,001,944	3,688,459
Total deposits	5,122,322	5,061,977	5,108,439	4,752,730
Short-term borrowings:
Federal funds purchased and securities sold under agreements to repurchase	113,627	124,630	106,861	205,834
Other short-term borrowings	85,717	166,077	170,233	8,761
Total short-term borrowings	199,344	290,707	277,094	214,595
Long-term debt and mandatorily redeemable securities	71,123	70,919	71,194	70,060
Subordinated notes	58,764	58,764	58,764	58,764
Accrued expenses and other liabilities	78,602	60,365	64,290	72,598
Total liabilities	5,530,155	5,542,732	5,579,781	5,168,747

SHAREHOLDERS’ EQUITY
Preferred stock; no par value Authorized 10,000,000 shares; none issued or outstanding	—	—	—	—
Common stock; no par value Authorized 40,000,000 shares; issued 28,205,674 shares at December 31, 2018, September 30, 2018, June 30, 2018, and December 31, 2017, respectively	436,538	436,538	436,538	436,538
Retained earnings	398,980	383,943	370,521	339,959
Cost of common stock in treasury (2,421,946, 2,239,928, 2,240,597, and 2,268,910 shares at December 31, 2018, September 30, 2018, June 30, 2018, and December 31, 2017, respectively)	(62,760)	(54,369)	(54,367)	(54,628)
Accumulated other comprehensive loss	(10,676)	(15,675)	(12,415)	(3,332)
Total shareholders’ equity	762,082	750,437	740,277	718,537
Noncontrolling interests	1,508	—	—	—
Total equity	763,590	750,437	740,277	718,537
Total liabilities and equity	$6,293,745	$6,293,169	$6,320,058	$5,887,284

1st SOURCE CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited - Dollars in thousands, except per share amounts)
	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2018	2018	2017	2018	2017
Interest income:
Loans and leases	$62,283	$59,961	$51,381	$234,455	$194,726
Investment securities, taxable	5,363	4,912	3,801	19,356	13,853
Investment securities, tax-exempt	419	432	545	1,857	2,413
Other	452	391	458	1,648	1,393
Total interest income	68,517	65,696	56,185	257,316	212,385
Interest expense:
Deposits	10,345	9,405	5,771	34,631	19,202
Short-term borrowings	718	518	220	2,838	1,115
Subordinated notes	916	918	870	3,625	4,002
Long-term debt and mandatorily redeemable securities	695	493	510	2,316	2,435
Total interest expense	12,674	11,334	7,371	43,410	26,754
Net interest income	55,843	54,362	48,814	213,906	185,631
Provision for loan and lease losses	4,702	6,157	3,622	19,462	8,980
Net interest income after provision for loan and lease losses	51,141	48,205	45,192	194,444	176,651
Noninterest income:
Trust and wealth advisory	4,974	5,109	5,315	21,071	20,980
Service charges on deposit accounts	2,778	2,567	2,658	10,454	10,589
Debit card	3,462	3,377	3,090	13,369	11,809
Mortgage banking	962	925	1,059	3,844	4,796
Insurance commissions	1,477	1,580	1,383	6,502	5,889
Equipment rental	7,957	7,977	8,046	31,793	30,381
Gains (losses) on investment securities available-for-sale	—	—	1,583	(345)	4,340
Other	2,550	2,525	2,537	10,362	9,922
Total noninterest income	24,160	24,060	25,671	97,050	98,706
Noninterest expense:
Salaries and employee benefits	24,466	23,164	22,839	93,857	86,912
Net occupancy	2,537	2,523	2,856	10,041	10,624
Furniture and equipment	6,491	5,769	5,505	23,433	20,769
Depreciation — leased equipment	6,556	6,580	6,674	26,248	25,215
Professional fees	2,052	1,883	2,296	7,680	6,810
Supplies and communication	1,633	1,635	1,444	6,320	5,355
FDIC and other insurance	656	855	648	2,923	2,537
Business development and marketing	1,191	1,663	3,125	6,112	7,477
Loan and lease collection and repossession	296	1,563	666	3,375	2,724
Other	1,813	1,707	1,260	6,478	5,574
Total noninterest expense	47,691	47,342	47,313	186,467	173,997
Income before income taxes	27,610	24,923	23,550	105,027	101,360
Income tax expense	6,164	5,035	5,556	22,613	33,309
Net income	21,446	19,888	17,994	82,414	68,051
Net (income) loss attributable to noncontrolling interests	—	—	—	—	—
Net income available to common shareholders	$21,446	$19,888	$17,994	$82,414	$68,051
Per common share:
Basic net income per common share	$0.82	$0.76	$0.69	$3.16	$2.60
Diluted net income per common share	$0.82	$0.76	$0.69	$3.16	$2.60
Cash dividends	$0.25	$0.25	$0.20	$0.96	$0.76
Basic weighted average common shares outstanding	25,876,687	25,965,694	25,936,508	25,937,599	25,925,820
Diluted weighted average common shares outstanding	25,876,687	25,965,694	25,936,508	25,937,599	25,925,820

1st SOURCE CORPORATION
DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST RATES AND INTEREST DIFFERENTIAL
(Unaudited - Dollars in thousands)
				Three Months Ended
	December 31, 2018			September 30, 2018			December 31, 2017
	Average Balance	Interest Income/Expense	Yield/ Rate	Average Balance	Interest Income/Expense	Yield/ Rate	Average Balance	Interest Income/Expense	Yield/ Rate
ASSETS
Investment securities available-for-sale:
Taxable	$895,204	$5,363	2.38%	$879,882	$4,912	2.21%	$770,010	$3,801	1.96%
Tax-exempt(1)	81,652	516	2.51%	84,399	533	2.51%	114,199	813	2.82%
Mortgages held for sale	9,018	107	4.71%	9,016	93	4.09%	10,654	107	3.98%
Loans and leases, net of unearned discount(1)	4,835,995	62,270	5.11%	4,822,431	59,964	4.93%	4,446,794	51,441	4.59%
Other investments	51,607	452	3.47%	43,860	391	3.54%	76,648	458	2.37%
Total earning assets(1)	5,873,476	68,708	4.64%	5,839,588	65,893	4.48%	5,418,305	56,620	4.15%
Cash and due from banks	67,437			64,622			64,356
Reserve for loan and lease losses	(99,182)			(102,790)			(94,265)
Other assets	428,813			422,767			430,441
Total assets	$6,270,544			$6,224,187			$5,818,837

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits	$3,932,453	$10,345	1.04%	$3,986,576	$9,405	0.94%	$3,644,989	$5,771	0.63%
Short-term borrowings	241,979	718	1.18%	207,225	518	0.99%	211,786	220	0.41%
Subordinated notes	58,764	916	6.18%	58,764	918	6.20%	58,764	870	5.87%
Long-term debt and mandatorily redeemable securities	70,871	695	3.89%	70,902	493	2.76%	70,170	510	2.88%
Total interest-bearing liabilities	4,304,067	12,674	1.17%	4,323,467	11,334	1.04%	3,985,709	7,371	0.73%
Noninterest-bearing deposits	1,155,495			1,104,645			1,041,156
Other liabilities	51,762			44,827			72,914
Shareholders’ equity	758,450			751,248			719,058
Noncontrolling interests	770			—			—
Total liabilities and equity	$6,270,544			$6,224,187			$5,818,837
Less: Fully tax-equivalent adjustments		(191)			(197)			(435)
Net interest income/margin (GAAP-derived)(1)		$55,843	3.77%		$54,362	3.69%		$48,814	3.57%
Fully tax-equivalent adjustments		191			197			435
Net interest income/margin - FTE(1)		$56,034	3.78%		$54,559	3.71%		$49,249	3.61%
(1) See “Reconciliation of Non-GAAP Financial Measures” for more information on this performance measure/ratio.

1st SOURCE CORPORATION
DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST RATES AND INTEREST DIFFERENTIAL
(Unaudited - Dollars in thousands)
	Twelve Months Ended
	December 31, 2018			December 31, 2017
	Average Balance	Interest Income/Expense	Yield/ Rate	Average Balance	Interest Income/Expense	Yield/ Rate
ASSETS
Investment securities available-for-sale:
Taxable	$861,733	$19,356	2.25%	$734,291	$13,853	1.89%
Tax-exempt(1)	90,079	2,293	2.55%	120,588	3,587	2.97%
Mortgages held for sale	8,190	372	4.54%	10,754	429	3.99%
Loans and leases, net of unearned discount(1)	4,755,256	234,450	4.93%	4,333,375	194,918	4.50%
Other investments	46,503	1,648	3.54%	52,086	1,393	2.67%
Total earning assets(1)	5,761,761	258,119	4.48%	5,251,094	214,180	4.08%
Cash and due from banks	64,853			62,137
Reserve for loan and lease losses	(99,258)			(92,187)
Other assets	424,083			417,278
Total assets	$6,151,439			$5,638,322

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits	$3,893,999	$34,631	0.89%	$3,510,197	$19,202	0.55%
Short-term borrowings	265,041	2,838	1.07%	245,235	1,115	0.45%
Subordinated notes	58,764	3,625	6.17%	58,764	4,002	6.81%
Long-term debt and mandatorily redeemable securities	70,813	2,316	3.27%	74,973	2,435	3.25%
Total interest-bearing liabilities	4,288,617	43,410	1.01%	3,889,169	26,754	0.69%
Noninterest-bearing deposits	1,069,664			983,050
Other liabilities	49,791			63,684
Shareholders’ equity	743,173			702,419
Noncontrolling interests	194			—
Total liabilities and equity	$6,151,439			$5,638,322
Less: Fully tax-equivalent adjustments		(803)			(1,795)
Net interest income/margin (GAAP-derived)(1)		$213,906	3.71%		$185,631	3.54%
Fully tax-equivalent adjustments		803			1,795
Net interest income/margin - FTE(1)		$214,709	3.73%		$187,426	3.57%
(1) See “Reconciliation of Non-GAAP Financial Measures” for more information on this performance measure/ratio.

1st SOURCE CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited - Dollars in thousands, except per share data)

		Three Months Ended			Twelve Months Ended
		December 31,	September 30,	December 31,	December 31,	December 31,
		2018	2018	2017	2018	2017
Calculation of Net Interest Margin
(A)	Interest income (GAAP)	$68,517	$65,696	$56,185	$257,316	$212,385
	Fully tax-equivalent adjustments:
(B)	- Loans and leases	94	96	167	367	621
(C)	- Tax-exempt investment securities	97	101	268	436	1,174
(D)	Interest income - FTE (A+B+C)	68,708	65,893	56,620	258,119	214,180
(E)	Interest expense (GAAP)	12,674	11,334	7,371	43,410	26,754
(F)	Net interest income (GAAP) (A–E)	55,843	54,362	48,814	213,906	185,631
(G)	Net interest income - FTE (D–E)	56,034	54,559	49,249	214,709	187,426
(H)	Annualization factor	3.967	3.967	3.967	1.000	1.000
(I)	Total earning assets	$5,873,476	$5,839,588	$5,418,305	$5,761,761	$5,251,094
	Net interest margin (GAAP-derived) (F*H)/I	3.77%	3.69%	3.57%	3.71%	3.54%
	Net interest margin - FTE (G*H)/I	3.78%	3.71%	3.61%	3.73%	3.57%

Calculation of Efficiency Ratio
(F)	Net interest income (GAAP)	$55,843	$54,362	$48,814	$213,906	$185,631
(G)	Net interest income - FTE	56,034	54,559	49,249	214,709	187,426
(J)	Plus: noninterest income (GAAP)	24,160	24,060	25,671	97,050	98,706
(K)	Less: gains/losses on investment securities and partnership investments	(57)	(155)	(1,441)	(320)	(4,569)
(L)	Less: depreciation - leased equipment	(6,556)	(6,580)	(6,674)	(26,248)	(25,215)
(M)	Total net revenue (GAAP) (F+J)	80,003	78,422	74,485	310,956	284,337
(N)	Total net revenue - adjusted (G+J–K–L)	73,581	71,884	66,805	285,191	256,348
(O)	Noninterest expense (GAAP)	47,691	47,342	47,313	186,467	173,997
(L)	Less: depreciation - leased equipment	(6,556)	(6,580)	(6,674)	(26,248)	(25,215)
(P)	Less: contribution expense limited to gains on investment securities in (K)	—	—	(498)	—	(959)
(Q)	Noninterest expense - adjusted (O–L–P)	41,135	40,762	40,141	160,219	147,823
	Efficiency ratio (GAAP-derived) (O/M)	59.61%	60.37%	63.52%	59.97%	61.19%
	Efficiency ratio - adjusted (Q/N)	55.90%	56.71%	60.09%	56.18%	57.66%

		End of Period
		December 31,	September 30,	December 31,
		2018	2018	2017
Calculation of Tangible Common Equity-to-Tangible Assets Ratio
(R)	Total common shareholders’ equity (GAAP)	$762,082	$750,437	$718,537
(S)	Less: goodwill and intangible assets	(83,998)	(84,097)	(83,742)
(T)	Total tangible common shareholders’ equity (R–S)	$678,084	$666,340	$634,795
(U)	Total assets (GAAP)	6,293,745	6,293,169	5,887,284
(S)	Less: goodwill and intangible assets	(83,998)	(84,097)	(83,742)
(V)	Total tangible assets (U–S)	$6,209,747	$6,209,072	$5,803,542
	Common equity-to-assets ratio (GAAP-derived) (R/U)	12.11%	11.92%	12.20%
	Tangible common equity-to-tangible assets ratio (T/V)	10.92%	10.73%	10.94%

Calculation of Tangible Book Value per Common Share
(R)	Total common shareholders’ equity (GAAP)	$762,082	$750,437	$718,537
(W)	Actual common shares outstanding	25,783,728	25,965,746	25,936,764
	Book value per common share (GAAP-derived) (R/W)*1000	$29.56	$28.90	$27.70
	Tangible common book value per share (T/W)*1000	$26.30	$25.66	$24.47
The NASDAQ Stock Market National Market Symbol: “SRCE” (CUSIP #336901 10 3)
Please contact us at shareholder@1stsource.com